UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2017 (December 22, 2017)

CHINA TELETECH HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-130937	59-3565377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bao’an District, Guanlan Area, Xintian, Jun’xin Industrial Zone Building No. 9, 10, Shenzhen, Guangdong, China
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (850) 521-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

Rescission Agreement

As previously reported, on November 15, 2016, a certain Share Exchange Agreement (the “Liaoning Exchange Agreement”) was entered into by and among China Teletech Holding Inc., a Florida corporation (“CNCT” or the “Company”), Liaoning Kunchengyuan Internet Technology Co. Ltd. (formerly known as Liaoning Kuncheng Education Investment Co. Ltd.), a company organized under the laws of the People’s Republic of China (“Kuncheng”), and Kunyuan Yang, the holder of 51% of the equity interest of Kuncheng (the “Kuncheng Shareholder”), pursuant to which the Company agreed to issue an aggregate of 30,000,000 shares (the “Company Shares”) of its common stock, $0.001 par value per share (the “Common Stock”) to the Kuncheng Shareholder in exchange for 51% of the issued and outstanding securities of Kuncheng (the “Kuncheng Shares”). The Company issued 10,000,000 shares of Company’s Common Stock on November 15, 2016 to the Kuncheng Shareholder and an additional 20,00,000 shares of Common Stock to the Kuncheng Shareholder on November 15, 2017 upon closing of the transactions underlying the Kuncheng Exchange Agreement. On April 19, 2017, Liaoning Kunyuan Internet Technology Co. Ltd. (“Kunyuan”) was registered under the laws of the People’s Republic of China as a joint venture. Effective June 2, 2017, Kunyuan changed its registration to become a foreign investment enterprise, where Kuncheng holds 49% and China Teletech holds 51% of the ownership in Kunyuan. The transaction contemplated under the Kuncheng Exchange Agreement is hereinafter referred to as the “Kuncheng Reverse Merger”.

On December 22, 2017 (the “Effective Date”), the Company, Kuncheng and the Kuncheng Shareholder entered into a certain Mutual Rescission Agreement (the “Rescission Agreement”), whereby the parties agreed to rescind the Kuncheng Exchange Agreement and unwind the Kuncheng Reverse Merger as if they never occurred. Upon closing of the Rescission Agreement on Effective Date, the Kuncheng Shareholder returned and surrendered the Company Shares and the Company returned and surrendered the Kuncheng Shares and return to Kuncheng or its designee the 51% of the ownership in Kunyuan.

The foregoing summary of the material terms of the Rescission Agreement does not purport to be complete and is qualified in its entirety be reference to the Rescission Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation as a result of the Rescission Agreement.

Pursuant to the Rescission Agreement and in connection with the unwinding of Kuncheng Reverse Merger, Mr. Kunyuan Yang, the Kuncheng Shareholder, has resigned from the Board as of the Effective Date and effective immediately. The Kuncheng Shareholder did not resign as a result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

10.1	Mutual Rescission Agreement dated December 22, 2017 by and among China Teletech Holding Inc., Liaoning Kuncheng Education Investment Co., Ltd., and Kunyuann Yang.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Teletech Holding, Inc.

Date: December 22, 2017	By:	/s/ Yankuan Li
Name: Yankuan Li
Title: Chief Executive Officer (principal executive officer and duly authorized officer)

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